Exhibit 24(b)(9)(b)

                                 AMENDMENT NO. 7
                                       TO
                        ADMINISTRATIVE SERVICES AGREEMENT

The Administrative Services Agreement between The AAL Mutual Funds and AAL Advisors Inc. (n/k/a AAL Capital Management Corporation), effective July 1, 1990, as amended, is hereby further amended, effective January 8, 1997, as follows:

         1 . Schedule B attached to the Administrative Services Agreement is amended to add The AAL High Yield Bond Fund. Schedule B, Effective as of January 8, 1997, is attached hereto.

         2. Pursuant to Section 2.1 of the Administrative Services Agreement, the annual rate of payment for The AAL High Yield Bond Fund will be at the annual rate of $_____ plus the actual costs of the pricing services from unaffiliated parties.

IN WITNESS WHEREOF the parties hereto have caused this Amendment to be signed by the respective officers effective as of January 8, 1997.

ATTEST:                                THE AAL MUTUAL FUNDS



By____________________________         By_____________________________
    Robert G. Same, Secretary              H. Michael Spence, President


ATTEST:                                AAL CAPITAL MANAGEMENT
                                       CORPORATION



By____________________________         By______________________________
    Robert G. Same                         By H. Michael Spence, President

                                   SCHEDULE B
                           (Effective January 8, 1997)

                           The AAL Capital Growth Fund
                                The AAL Bond Fund
                           The AAL Municipal Bond Fund
                            The AAL Money Market Fund
          The AAL U.S. Government Zero Coupon Target Fund, Series 2001
          The AAL U.S. Government Zero Coupon Target Fund, Series 2006
      The AAL Mid Cap Stock Fund (f/k/a The AAL Smaller Company Stock Fund)
                             The AAL Utilities Fund
                           The AAL International Fund
                          The AAL Small Cap Stock Fund
                          The AAL High Yield Bond Fund